UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2009

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-04795 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton, Bermuda HM 11

(Address of principal executive offices, including zip code)

(441) 296-8560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Explanatory Note:

This amendment to Form 8-K originally filed on April 21, 2009 is being filed solely to correct a typographical error. In the original filing, the severance pay amount was listed as “435,” instead of the correct amount, $435,000.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, William C. Tepe resigned as the Chief Financial Officer of the Company. On April 20, 2009, American Safety Administrative Services, Inc., a wholly-owned subsidiary of the Company, and Mr. Tepe entered into an Agreement and General Release pursuant to which Mr. Tepe will receive (i) severance pay of $435,000 payable in equal semi-monthly installments over a 16 month period; (ii) accrued but unpaid base salary and vacation pay, if any; (iii) accelerated vesting of 7,322 shares of restricted stock previously awarded, valued at $70,320; (iv) reimbursement of the cost of COBRA continuation coverage for up to 16 months, valued at up to $15,000; and (v) outplacement services for a period of six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant
Date: April 23, 2009	By:	__/s/ Stephen R. Crim_
Stephen R. Crim
President/CEO